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As Filed With the Securities and Exchange Commission on March 25, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COHERENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	94-1622541 (IRS Employer Identification Number)

5100 Patrick Henry Drive
Santa Clara, California 95054
(408) 764-4000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Bernard J. Couillaud
President and Chief Executive Officer
Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, California 95054
(408) 764-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David Segre
Bret M. DiMarco
Edward F. Vermeer
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650)493-9300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, $0.01 par value per share	59,246 shares	$33.70	$1,996,590	$184

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of the common stock, as reported on the Nasdaq National Market on March 21, 2002.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Subject to Completion

PRELIMINARY PROSPECTUS                                                                                                                  March 25, 2002

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

59,246 Shares

COHERENT, INC.

Common Stock

        In connection with our acquisition of a majority ownership interest in Tutcore Oy, Ltd., a company registered under the laws of Finland, we issued 59,246 shares of our common stock to the shareholders of Tutcore Oy. This prospectus may be used by shareholders of Tutcore Oy to resell shares of our common stock issued to them in the Tutcore Oy acquisition.

        The prices at which these shareholders may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares.

        Our common stock is quoted on The Nasdaq National Market under the symbol "COHR." On March 21, 2002, the last sale price of our common stock as reported on The Nasdaq National Market was $34.06.

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March    , 2002

Where You Can Find More Information

        We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares being offered by and for the account of the selling shareholders. This prospectus does not contain all the information set forth in the registration statement. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy all or any portion of the registration statement or any reports, statements, or other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings, including the registration statement, are also available to the public at the SEC's web site at http://www.sec.gov.

Incorporation of Certain Documents by Reference

        The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information we file later with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until the time all of the securities offered by this prospectus have been sold. The documents we are incorporating by reference are as follows:

        (a)  our Proxy Statement for the 2002 Annual Meeting of the Stockholders, as filed with the SEC on February 15, 2002;

        (b)  our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as filed with the SEC on December 18, 2001, as amended by our 10-K/A, filed with the SEC on January 25, 2002;

        (c)  our Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001, as filed with the SEC on February 12, 2002;

        (d)  the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC, including any amendments or reports filed for the purpose of updating that description; and

        (e)  the description of the common stock purchase rights for our common stock, par value $0.01 per share, contained in our registration statement on Form 8-A/A filed with the SEC on July 1, 1998, including any amendments or reports filed for the purpose of updating that description.

        Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

        You may request a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus, at no cost by writing or telephoning us at the following address:

Coherent, Inc.
Investor Relations
5100 Patrick Henry Drive
Santa Clara, CA 95054
(408) 764-4000

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

The Company

        Our principal executive offices are located at 5100 Patrick Henry Drive, Santa Clara, California 95054. Our telephone number is (480) 764-4000. Our web site on the Internet is located at http://www.coherentinc.com. We do not intend the information found on our web site to be part of this prospectus.

Plan of Distribution

        We are registering 59,246 shares of our common stock on behalf of the selling shareholders. As used herein, "selling shareholders" includes the selling shareholders named in the table below and pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. The selling shareholders may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at varying prices related to the then current market prices, or at negotiated prices. The selling shareholders may effect such transactions by selling the shares directly or, alternatively, to or through broker-dealers or other agents. The shares may be sold by one or more of, or a combination of, the following:

  •
  a block trade in which the broker-dealer so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

  •
  an exchange distribution in accordance with the rules of such exchange;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  privately negotiated transactions.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

        The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the shares so pledged, pursuant to this prospectus.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any shares of a selling shareholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares.

        The shares may be sold by selling shareholders only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act of 1934 and the associated rules and regulations under the Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

        We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

  •
  the name of each such selling shareholder and of the participating broker-dealer(s);

  •
  the number of shares involved;

  •
  the price at which such shares were sold;

  •
  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

  •
  that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  •
  other facts material to the transaction.

        We will bear all costs, expenses and fees in connection with the registration of the shares identified in this prospectus. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Selling Shareholders

        All of the securities being registered are being offered by and for the account of the selling shareholders described in this section. None of the selling shareholders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours or as a result of their employment with us as of and since the date of the closing of the acquisition of Tutcore Oy. No estimate can be given as to the amount of our common stock that will be beneficially owned by the selling shareholders after completion of this offering because the selling shareholders may offer all, some or none of the shares of our common stock beneficially owned by them or that may hereafter be acquired by them. The following table sets forth certain information as of March 25, 2002 concerning the number of shares beneficially owned by each selling shareholder and the number of shares being registered by this prospectus that may be offered and sold from time to time by the selling shareholders named below.

Name of Selling Shareholder	Number of Shares Beneficially Owned	Percent of Outstanding Shares	Number of Shares Registered for Sale Hereby
Harry Mikael Asonen	11,566	*	7,959
Rauno Asonen	3,537	*	3,537
Simo Matti Asseri Arra	3,896	*	3,896
Juha Hautala	1,074	*	884
Leena Kivipelto-Mattila	4,616	*	4,062
Hannu Arvi Ilmari Kojola	3,896	*	3,896
Jouko Ilmari Haapamaa	7,973	*	7,779
Jari Tapani Nappi	8,828	*	7,959
Markus Pessa	7,959	*	7,959
Keijo Rakennus	7,091	*	6,010
Mika Antero Toivonen	3,718	*	3,537
Arto Salokatve	2,956	*	1,768

Totals	67,110		59,246

*
Represents beneficial ownership of less than one percent.

(1)
Computed in accordance with Rule 13d-3(d)(i) promulgated under the Securities Exchange Act of 1934, as amended, and based upon 28,678,579 shares of common stock outstanding as of February 8, 2002.

(2)
The preceding table has been prepared based solely upon information furnished to us as of the date of this prospectus by the selling shareholders listed above. The selling shareholders identified above may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, all or a portion of their shares since the date on which the information in the preceding table is presented.

Use of Proceeds

        We will not receive any proceeds from the sale of the shares by the selling shareholders.

Legal matters

        The validity of the common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

Experts

        The financial statements and the related financial statement schedule of the Company and its consolidated subsidiaries, except Lambda Physik AG and subsidiaries (as described below), as of September 30, 2001 and 2000, and for each of the three years in the period ended September 30, 2001, incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K for the year ended September 30, 2001 have been audited by Deloitte & Touche LLP as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of Lambda Physik AG and subsidiaries (consolidated with those of the Company) not presented separately therein as of September 30, 2001 and for the year then ended have been audited by Arthur Andersen Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft mbH, as stated in their report incorporated herein by reference. Such financial statements of the Company and its consolidated subsidiaries are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

59,246 Shares

COHERENT, INC.

Common Stock

        We have not authorized any person to give any information or make any statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date. Under no circumstances shall the delivery of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is complete and accurate as of any time subsequent to the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions, which expenses will be borne by the selling shareholders. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

To be Paid by the Registrant
SEC registration fee	$184
Accounting fees and expenses	5,000
Legal fees and expenses	10,000
Miscellaneous fees and expenses	816

Total	$16,000

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law, or DGCL, permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL, against judgments and monetary damages as a result of such individual serving as a director, officer or agent, including in circumstances in which indemnification is otherwise discretionary under such law. Our Bylaws also provide that we shall advance expenses incurred by a director, officer or agent in advance of a final disposition of such action provided we receive an undertaking by such individual to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified. In addition, with the approval of our Board of Directors and our stockholders, we have entered into separate indemnification agreements with our directors, officers and certain employees that require us, among other things, to indemnify them to the fullest extent permitted by law against any judgments, amounts paid in settlement and all expenses incurred in connection with defending any action that may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors' and officers' insurance, if available on reasonable terms. We are required to advance expenses incurred by a party to such indemnification agreement in advance of a determination or judgment subject to a determination by our Board of Directors or another party who is not a party or defendant to such claim that the party to the indemnification agreement would not be permitted to be indemnified under applicable law. Parties to the indemnification agreements would not be indemnified for any acts, omissions or transactions for which they are prohibited from receiving indemnification under applicable law.

        These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 16.    Exhibits

        The following exhibits are filed with this Registration Statement:

Exhibit No.		Description of Exhibit
4.1	*	Restated and Amended Certificate of Incorporation
4.2	**	First Amended and Restated Common Shares Rights Agreement dated as of June 24, 1998, between Coherent Inc. and BankBoston, N.A.
4.3		Stock Purchase Agreement, made as of December 11, 1996, by and between Coherent, Inc. and the beneficial owners of shares of Tutcore Oy Ltd., a company registered under the laws of Finland.
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1		Consent of Deloitte & Touche LLP, Independent Auditors
23.2		Consent of Arthur Andersen Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft mbH, Independent Auditors
23.3		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1		Power of Attorney (included in the Signature Page contained in Part II of the Registration Statement)

*
Incorporated by reference to Exhibit 3.1 included in our Annual Report on Form 10-K for the fiscal year ended September 29, 1990.

**
Incorporated by reference to Exhibit 1 (included in our registration statement on Form 8-A/A filed as of July 1, 1998 (File No. 000-05255)).

Item 17.    Undertakings

A.
The registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on March 25, 2002.

COHERENT, INC.
By:	/s/ BERNARD J. COUILLAUD Bernard J. Couillaud President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard J. Couillaud and Robert J. Quillinan, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and any Registration Statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ BERNARD J. COUILLAUD Bernard J. Couillaud	Director, President and Chief Executive Officer (Principal Executive Officer)	March 25, 2002
/s/ ROBERT J. QUILLINAN Robert J. Quillinan	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2002
/s/ HENRY E. GAUTHIER Henry E. Gauthier	Chairman of the Board of Directors of the Company	March 25, 2002
/s/ CHARLES W. CANTONI Charles W. Cantoni	Director	March 25, 2002
Frank P. Carrubba	Director
John H. Hart	Director
/s/ JERRY E. ROBERTSON Jerry E. Robertson	Director	March 25, 2002

Index to Exhibits

Exhibit No.	Description of Exhibit
4.1*	Restated and Amended Certificate of Incorporation
4.2**	First Amended and Restated Common Shares Rights Agreement dated as of June 24, 1998, between Coherent Inc. and BankBoston, N.A.
4.3	Stock Purchase Agreement, made as of December 11, 1996, by and between Coherent, Inc. and the beneficial owners of shares of Tutcore Oy Ltd., a company registered under the laws of Finland.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Deloitte & Touche LLP, Independent Auditors
23.2	Consent of Arthur Andersen Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft mbh, Independent Auditors
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (included in the Signature Page contained in Part II of the Registration Statement)

*
Incorporated by reference to Exhibit 3.1 included in our Annual Report on Form 10-K for the fiscal year ended September 29, 1990.

**
Incorporated by reference to Exhibit 1 (included in our registration statement on Form 8-A/A filed as of July 1, 1998 (File No. 000-05255)).

QuickLinks

Where You Can Find More Information
Incorporation of Certain Documents by Reference
The Company
Plan of Distribution
Selling Shareholders
Use of Proceeds
Legal matters
Experts
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
Signatures
  Index to Exhibits